Exhibit 99.1

Press Release #201824	FOR IMMEDIATE RELEASE	December 17, 2018

Enertopia Announces Clayton Valley Drilling Update

Kelowna, BC—Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce the first drill hole (TOP-04) was completed to a depth of 297 feet with the bottom of the hole still in the lower green claystone. The upper claystone was intersected at 42 feet and the reduced zone was intersected at 82 feet and the lower claystone intersected at 212 feet. Drill hole TOP 04 confirms the mineralized lithium claystone assemblage remains intact on the northern part of the company’s property, as was intersected in hole DCH-09 by Cypress Development west of our claim boundary.

Drilling Update as of December 15

Drill hole TOP-02 has been drilled to a depth of 258 feet and drilling continues with the drill bit in reduced claystone. The upper claystone was intersected at 7 ft, but down-hole problems did not allow for the upper claystone to be properly cored until a depth of 22 feet. Reduced claystone was intersected at 96 feet.

Drill-hole TOP-02M (metallurgical test hole) has been drilled to a depth of 235 feet so far. TOP-02M intersected claystone at a depth of 7 feet, but downhole problems did not allow for the claystone to be properly cored until 20 feet. Reduced claystone was intersected at 86 feet and drilling continues in the reduced zone.

Drilling has not yet started on drill holes TOP-1 and TOP-3.

Sample prep is currently underway on drill hole TOP-04.

CEO Robert McAllister completed an onsite interview with Proactive Investors live at hole TOP-04 with link below.

https://ca.proactiveinvestors.com/companies/stocktube/11585/enertopia-corp-show-off-drilling-program-in-clayton-valley-nevada-11585.html

A project drilling presentation will be available on the company’s website after the drill holes are completed and logged.

“While we are not surprised that we are intersecting the three distinct lithium bearing claystone’s on our project we are excited that the estimated thickness of the horizons has been what we have calculated internally thus far.” Stated President and CEO Robert McAllister

The Qualified person:

The technical data in this news release have been reviewed by Douglas Wood, P.Geol a qualified person under the terms of NI 43-101.

About Enertopia:

A Company focused on using modern technology to build shareholder value. Enertopia is working to establish a lithium resource and at the same time working on extracting Lithium from its synthetic brine solutions by using industry leading proven technology.

Enertopia shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that a lithium resource will be outlined at the Clayton Valley, NV project or the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia. The proposed drill program is dependent on rig availability, weather and drilling conditions. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release